Exhibit 99.1

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

Revenue of $20.7 Million Grew 11% on Sequential Basis, or $21.2 Million and 13% Growth in Constant Currency

Sequential Revenue Growth across All Business Segments in Constant Currency

DT Ignite™ and DT IQ™ Revenue Increased over 27%

Appia Core Revenue Increased 14% to $9.6 Million

Announced Multi-Year Agreement with AT&T Mobility for DT Ignite Deployment

Expanding DT Ignite™ App Slots to Eight across All U.S. Carrier Partners

Austin, TX – November 9, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2016 second quarter ended September 30, 2015.

Recent Highlights:

•	Second quarter fiscal 2016 revenue of $20.7 million reflects growth across all business segments in constant dollars
•	DT Media grew 27% sequentially as a result of the continued market adoption of DT Ignite™
•	Appia Core grew 14% sequentially to its highest quarterly revenue, excluding a one-time 2013 event by a large advertiser, driven by continued growth in China and increased budget commitments from key advertisers
•	Total operating expenses decreased approximately 13% sequentially
•	On November 6, expanded DT Ignite™ app slots to eight across all U.S. carrier partners
•	Added new distributor partners: AT&T (including Cricket Wireless), América Móvil, MTS and Millicom, which collectively serve 574 million subscribers
•	Cash and cash equivalents as of September 30, 2015 were $4.6 million; the Company had no additional borrowings under its revolving credit facility at quarter-end as compared to June 30, 2015
•	Strengthened balance sheet through $12.9 million follow-on offering subsequent to the close of the quarter

Second Quarter 2016 Financial Results

As a result of the increase in the Company’s Advertising business and the March 6, 2015 acquisition of Appia, Inc., management believes that sequential comparisons are better indicators of the performance of its business given substantial operational differences between the Company today and at this time last year. As such, all comparisons are made to the prior sequential quarter, unless specifically noted.

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Revenue for the fiscal 2016 second quarter increased 11% to $20.7 million, or $21.2 million in constant currency versus the prior quarter $AUD exchange rate, compared with $18.7 million for the fiscal 2016 first quarter.  The Company reported constant dollar sequential revenue growth in all reporting segments: within Advertising, DT Media and Appia Core revenue increased 27% and 14%, respectively; within DT Marketplace, DT Content™ and DT Pay™ revenue increased 6% on a constant currency basis and was flat on an as reported basis due to the foreign exchange impact of the Australian Dollar of approximately $0.5 million.

“Our performance in the second fiscal quarter demonstrates further adoption and growth in our DT Media business despite a seasonally low quarter for advertising spend, new device sell-through and few high-profile device launches,” stated Bill Stone, CEO. “Revenues for the quarter were driven by a 27% sequential increase in DT Media revenue as we increased device penetration at a major Tier 1 U.S. carrier and a 14% sequential increase in Appia Core revenue as advertisers positioned their advertising spend ahead of the holiday season.”

Mr. Stone continued, “The seasonally important December quarter is off to a strong start, with October revenues reaching a record high as we continue to execute on our three levers of growth: optimizing revenue per device, expanding our product distribution, and increasing our distribution footprint. The expansion of DT Ignite™ app slots across all U.S. carrier-partners, together with improving targeting, is already positively impacting revenue per device, which we expect to at least achieve our $2 target this year. Combined with our expectation of higher volumes of Holiday-driven device sell-through, we expect our DT Media business to continue to increase in the current quarter and have seen considerable pre-sales for inventory across our network for the period of Thanksgiving through Christmas.”

Non-GAAP adjusted gross profit and non-GAAP adjusted gross margin, which excludes the amortization of intangibles, were $4.6 million and 22%, respectively, for the second quarter of fiscal 2016, compared to $4.5 million and approximately 24%, respectively, for the first quarter of fiscal 2016. Please see Use of Non-GAAP measures at the end of this press release for the definition of Non-GAAP adjusted gross profit/margin. This sequential comparison was primarily driven by the increasing contribution from higher-margin DT Media revenue, and Appia Core revenue contribution at approximately 20% margins, offset by lower professional services revenue in the quarter, which carries higher margins. Additionally, Non-GAAP adjusted gross margin was adversely impacted by the reduction in DT EMEA Content revenues from the termination of our Cellcom agreement in June as well as the continued shift in mix to DT Pay from DT Marketplace.

GAAP gross profit was $77,000 (0.4% GAAP gross margin) for the second quarter of fiscal 2016, versus $2.3 million (12% GAAP gross margin) for the fiscal 2016 first quarter. This sequential difference was primarily due to a $2.4 million non-cash write-off of intangibles associated with amounts attributable to customer relationships from the September 2012 acquisition of Logia Mobile Ltd.

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Total operating expenses for the second quarter of fiscal 2016 decreased 13% to $8.2 million compared with $9.4 million for the first quarter of fiscal 2016. The reduction in total operating expenses was a result of tighter costs controls across general and administrative items, specifically lower professional fees, as well as relatively flat headcount quarter over quarter. The fiscal second quarter was also positively impacted by a reversal of an accrual related to performance-based bonuses for this fiscal year of approximately $0.5 million.

Net loss from continuing operations for the second quarter of fiscal 2016 was $8.3 million, or ($0.14) per share, based on 57.3 million weighted average shares outstanding. Net loss from continuing operations for the first quarter of fiscal 2016 was $8.1 million, or ($0.14) per share, based on 57.4 million weighted average shares outstanding.

Net loss from continuing operations, net of income taxes, excluding the one-time write-off of $2.4 million of intangibles related to the Logia acquisition, referred to as Non-GAAP EPS, was $5.9 million, or a loss of ($0.10) per share.

Non-GAAP adjusted EBITDA loss for the second quarter of fiscal 2016 was $2.1 million, a 35% decrease from $3.3 million for the first quarter of fiscal 2016. Please see Use of Non-GAAP measures at the end of this press release for the definition of adjusted EBITDA. The Company re-evaluated its definition of adjusted EBITDA at the end of the fiscal year ended March 31, 2015 and redefined this non-GAAP measure to exclude any bonus adjustments.

Financial Outlook

Management will address its full year Fiscal 2016 outlook on today’s conference call and webcast.

Mr. Stone concluded, “This quarter reflects our strengthening fundamentals across our businesses. We are confident that this strength will be reflected in results of operations in the near-medium and long term. The addition of AT&T, among other recently announced partnerships, has dramatically expanded our distribution reach globally. Existing carrier-partners have acknowledged our ability to monetize the home screens of their devices and have moved to deploy DT Ignite across additional app slots even as new carrier-partners come online in subsequent quarters. Advertisers have acknowledged our access to their target customers and are increasing their spend with us. Given this continued combined validation and incremental commitment, we expect the power of our business model to grow in the coming quarters.”

About Digital Turbine, Inc.

Digital Turbine innovates at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value users. The Company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution. Offerings also include DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Digital Turbine has delivered more than 100 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The Company is headquartered in Austin, Texas with global offices in Durham, Berlin, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal second quarter 2016 financial results. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations. The conference ID is 10074520. A webcast of the conference call will be available at ir.digitalturbine.com/events

For those who are not able to join the live call, a playback will be available through November 19, 2015. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10074520.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These Non-GAAP measures include non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, and Non-GAAP EPS. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Non-GAAP EPS excludes certain non-cash amortization related cost. Because adjusted EBITDA is a Non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP adjusted EBITDA or Non-GAAP EPS should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with DT Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying DT Ignite)
•	actual mobile device sales and sell-through where DT Ignite is deployed is out of our control
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

•	risks associated with fluctuations in the number of DT Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	holiday device sales (period of Thanksgiving to Christmas) is subject to many factors not in our control
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales over the holiday season
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:
Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$20,734	$5,462	$39,420	$11,016
Cost of revenues
License fees and revenue share	16,099	3,316	30,320	7,112
Other direct cost of revenues	4,558	345	6,749	689
Total cost of revenues	20,657	3,661	37,069	7,801
Gross profit	77	1,801	2,351	3,215
Operating expenses
Product development	2,406	2,155	5,160	4,114
Sales and marketing	1,468	743	2,750	1,504
General and administrative	4,347	3,548	9,736	6,922
Total operating expenses	8,221	6,446	17,646	12,540
Loss from operations	(8,144)	(4,645)	(15,295)	(9,325)
Interest and other income / (expense), net
Interest income / (expense)	(405)	(131)	(896)	(128)
Foreign exchange transaction gain / (loss)	(13)	(1)	(12)	(7)
Gain / (loss) on settlement of debt	-	-	-	(10)
Gain / (loss) on disposal of fixed assets	-	-	(23)	2
Other income	11	3	28	12
Total interest and other income / (expense)	(407)	(129)	(903)	(131)
Loss from operations before income taxes	(8,551)	(4,774)	(16,198)	(9,456)

Income tax provision / (benefit)	(229)	427	243	355

Net loss from continuing operations, net of taxes	(8,322)	(5,201)	(16,441)	(9,811)

Other comprehensive income / (expense):
Foreign currency translation adjustment	$111	$32	$62	$70

Comprehensive loss:	$(8,211)	$(5,169)	$(16,379)	$(9,741)

Basic and diluted net loss per common share	$(0.14)	$(0.14)	$(0.29)	$(0.26)
Weighted average common shares outstanding, basic and diluted	57,274	37,504	57,328	37,464

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except par and share amounts)

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,582	$7,069
Restricted cash	-	200
Accounts receivable, net of allowances of $701 and $698, respectively	14,484	12,174
Deposits	110	109
Deferred financing costs	187	-
Prepaid expenses and other current assets	397	640
Total current assets	19,760	20,192
Property and equipment, net	1,158	614
Deferred tax assets	82	82
Intangible assets, net	18,152	24,936
Goodwill	76,621	76,747
TOTAL ASSETS	$115,773	$122,571
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$13,169	$8,118
Accrued license fees and revenue share	9,169	6,833
Accrued compensation	1,587	2,184
Current portion of long term debt	3,300	3,600
Deferred tax liabilities	407	217
Other current liabilities	2,209	3,000
Total current liabilities	29,841	23,952
Long term debt, net of discounts of $674 and $910, respectively	7,326	7,090
Total liabilities	$37,167	$31,042
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock, $0.0001 par value: 200,000,000 shares authorized; 58,065,566 issued and 57,331,110 outstanding at September 30, 2015; 57,917,565 issued and 57,162,967 outstanding at March 31, 2015;	7	7
Additional paid-in capital	279,956	276,500
Treasury stock (754,599 shares at September 30, 2015 and March 31, 2015)	(71)	(71)
Accumulated other comprehensive income / (loss)	10	(52)
Accumulated deficit	(201,396)	(184,955)
Total stockholders' equity	78,606	91,529
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$115,773	$122,571

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	6 Months Ended	6 Months Ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(16,441)	$(9,811)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	6,850	737
Change in allowance for doubtful accounts	3	-
Amortization of debt discount	236	-
Accrued interest	(16)	-
Stock and stock option compensation	2,524	1,807
Stock issued for services	600	248
Stock issued for settlement of liability	283	-
Adjustment to goodwill	126	-
(Increase) / decrease in assets:
Restricted cash transferred to operating cash	200	-
Accounts receivable	(2,313)	764
Deposits	(1)	(62)
Deferred tax assets	-	2,697
Deferred financing costs	(187)	-
Prepaid expenses and other current assets	243	1
Increase / (decrease) in liabilities:
Accounts payable	5,051	875
Accrued license fees and revenue share	2,336	(1,022)
Accrued compensation	(597)	442
Other liabilities and other items	(585)	(2,155)
Net cash used in operating activities	(1,688)	(5,479)

Cash flows from investing activities
Purchase and disposal of property and equipment, net	(587)	(6)
Settlement of contingent liability	-	11
Net cash used in investing activities	(587)	5

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	6 Months Ended	6 Months Ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)

Cash flows from financing activities
Repayment of debt obligations	(300)	-
Options exercised	49	-
Warrant exercised	-	375
Net cash used in financing activities	(251)	375

Effect of exchange rate changes on cash and cash equivalents	39	9

Net change in cash and cash equivalents	(2,487)	(5,090)

Cash and cash equivalents, beginning of period	7,069	21,805

Cash and cash equivalents, end of period	$4,582	$16,715

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Months Ended	3 Months Ended
	September 30, 2015	June 30, 2015
Revenue	$20,734	$18,686
Gross profit	$77	$2,274
Gross margin percentage	0%	12%
Add back: Amortization of intangibles	$4,558	$2,191
Non-GAAP gross profit	$4,635	$4,465
Non-GAAP gross margin percentage	22%	24%

GAAP NET LOSS TO ADJUSTED EBITDA

	3 Months Ended	3 Months Ended
	September 30, 2015	June 30, 2015
Net Loss	$(8,322)	$(8,119)
Add back items:
Stock and stock option compensation	1,503	1,621
Stock issued for settlement of liability, net of $381 accrual reversal	(98)	—
Amortization of intangibles	4,558	2,191
Depreciation expense	51	50
Interest expense	405	491
Other (income)	(11)	(17)
Loss on disposal of fixed assets	—	23
Foreign exchange transaction (gain) / loss	13	(1)
Tax (expense) / benefit	(229)	472
Adjusted EBITDA	$(2,130)	$(3,289)

Digital Turbine Reports Fiscal Second Quarter 2016 Financial Results

November 9, 2015

GAAP EARNINGS PER SHARE TO NON-GAAP EARNINGS PER SHARE

3 Months Ended
September 30, 2015
Net loss from continuing operations, net of taxes	$(8,322)
Foreign currency translation adjustment	$111
Comprehensive loss:	$(8,211)
Weighted average common shares outstanding, basic and diluted	57,274
Basic and diluted net loss per common share	$(0.14)
Add back: Amortization of intangibles	$2,404
Non-GAAP Net loss from continuing operations, net of taxes	$(5,918)
Foreign currency translation adjustment	$111
Non-GAAP Comprehensive loss:	$(5,807)
Non-GAAP Basic and diluted net loss per common share	$(0.10)

###